UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

ROKU, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38211	26-2087865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Coleman Avenue San Jose, California	95110
(Address of Principal Executive Offices)	(Zip Code)

(408) 556-9040

(Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Class A Common Stock, $0.0001 par value	“ROKU”	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2020, the Compensation Committee of the Board of Directors of Roku, Inc. approved the terms of an Executive Supplemental Stock Option Program (the “Program”) whereby our executive officers may elect to reduce their annual base salary for calendar year 2021 in exchange for a series of monthly grants of fully-vested nonstatutory stock options under our 2017 Equity Incentive Plan (the “Plan”). Each officer’s election to participate in the Program will be made under an Executive Supplemental Stock Option Program 2021 Enrollment Form and must be completed during the last open trading window in 2020. The Program will commence in January 2021. No officer participating in the Program may withdraw from the Program, unless the withdrawal is during an open trading window when the officer is not in possession of material, non-public information and such withdrawal is due to an unforeseeable emergency. If an officer withdraws from the Program, they will not be able to re-enroll in the Program. No officer participating in the Program may change their election amount during the year. The number of options granted will be determined based on the following formula: (i) the monthly dollar amount by which the officer has elected to reduce their annual base salary divided by (ii) the quotient of (x) the closing price of our Class A common stock as reported by The Nasdaq Global Select Market on the date of grant (the “Fair Market Value”) and (y) a factor intended to result in such quotient approximating a Black-Scholes value (the “Stock Option Ratio”), with the Stock Option Ratio to be in effect during 2021 will be determined prior to the initiation of enrollment. For example, if an officer elects to reduce their annual base salary by $20,000 per month to participate in the Program and the Fair Market Value is $50.00, then the officer will be granted an option to purchase the number of shares of our Class A common stock under the Program equal to (i) $20,000 divided by (ii) the quotient of (x) $50.00 divided by (y) the Stock Option Ratio, rounded down to the nearest whole share.

Each monthly grant will be made on the first trading day of the month (contingent upon the officer’s continued service as of that date), will be fully vested on the grant date and will have an exercise price equal to the Fair Market Value. The options will be subject to the terms and conditions of the Plan and will be administered on a non-discretionary basis without further action by our Compensation Committee. These stock options will be exercisable for up to ten years following the date of grant regardless of the employment status of the officer.

The Supplemental Stock Option Program 2021 Enrollment Form and the form stock option grant notice and agreement to be used in connection with the Program are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The foregoing description does not purport to be complete and is qualified in its entirety by the terms of the exhibits.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

The following exhibits are furnished herewith:

Incorporation by reference
Exhibit Number	Description	Form	SEC File No.	Exhibit	Filing Date

10.1	Executive Supplemental Stock Option Program 2021 Enrollment Form

10.2	Forms of Option Grant Notice and Executive Supplemental Stock Option Agreement and Option Grant Notice under 2017 Equity Incentive Plan	8-K	001-38211	10.2	12/07/2018

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2020	Roku, Inc.

	By:	/s/ Steve Louden
Steve Louden Chief Financial Officer